UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 15, 2011

CHINA ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-52409	98-0522950
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 57 Xinhua East Street
Hohhot, Inner Mongolia, People’s Republic of China
(Address Of Principal Executive Offices) (Zip Code)

+86-0471-466-8870
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OFDIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORYARRANGEMENTS OF CERTAIN OFFICERS.

On September 15, 2011, the China Energy Corporation (the “Company”) appointed Mr. Tieming Ge (“Mr. Ge”) to serve as an independent director of the Company, and as a member of the Audit, Nominating and Corporate Governance and Compensation Committees of the Board of Directors of the Company, effective as of September 1, 2011. The appointment of Mr. Ge was unanimously approved by the Company’s Board of Directors.  Mr. Ge has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Ge had, or will have, a direct or indirect material interest.

Mr. Ge, age 66, currently serves as Chief Advisor to China National Building Materials Group Corporation, the largest building materials group in China,  a role in which he has served since November 2005.  Since 2006 he has served as Independent Director of CITS Group Corporation, a state-owned enterprise in China integrated with travel service, communication and transportation, foreign trade, real estate development and management and e-commerce, as Outside Director of Pangang Group Steel Vanadium & Titanium Co. Ltd, one of the largest vanadium and titanium companies in China and Vice President of China Architectural and Industrial Glass Association.  Previously, Mr. Ge served as Secretary of CPC Committee of China National Building Materials Group Corporation until November 2005.  Mr. Ge graduated from Beijing Building Material Industry College in 1968, majoring Silicate Applications.

On September 15, 2011, the Company and Mr. Ge entered into a director agreement (the “Agreement”).  The Agreement provides that Mr. Ge will receive cash compensation of $7,500 during the term of the Agreement, as well as an option to purchase up to 15,000 shares of the Company's common stock with an exercise price of $0.47 per share.  Additionally, Mr. Ge will receive RMB800 for each board or committee meeting that he attends, and he will be reimbursed for his expenses incurred while attending such meetings. The option will vest in equal, quarterly installments on the last of the Company’s fiscal quarter during the term of the Agreement (beginning with the fiscal quarter ending November 30, 2011). The term of the Agreement is from September 1, 2011 to May 31, 2012.

A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1           Agreement between the Company and Mr. Tieming Ge, dated September 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Corporation

By:	/s/ Wenxiang Ding
Name:	Wenxiang Ding
Title:	Chief Executive Officer

Dated: September 21, 2011